EXHIBIT 99.1

PRESS RELEASE

Contact:	Frederic M. Burditt
Chief Financial Officer CIRCOR International, Inc. (781) 270-1200

CIRCOR Reports Third Quarter Earnings of $1.16 Per Share

•	Company posts record quarterly operating margins at 13.9%
•	Diluted earnings per share increased 87% over the third quarter of 2007 on revenue growth of 27%

Burlington, MA, October 29, 2008

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other fluid control devices for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the third quarter ended September 28, 2008.

Revenues for the 2008 third quarter were $208.7 million, an increase of 27% from $164.0 million for the third quarter 2007. Net income for the third quarter of 2008 increased 91% to $19.8 million, or $1.16 per diluted share. Net income for the third quarter of 2007 was $10.4 million, or $0.62 per diluted share, which included special charges of $0.13 per diluted share primarily related to executive retirement expenses.

For the nine months ended September 28, 2008, revenues were $591.9 million, an increase of 21% from $491.2 million for the comparable period in 2007. Net income for the first nine months of 2008 was $51.1 million, or $3.01 per diluted share, an increase of 84% from $27.8 million, or $1.67 per diluted share, from the first nine months of 2007.

The Company reported orders totaling $164.3 million during the third quarter of 2008, a decrease of 12% from the third quarter of 2007, of which 10% declined due to the backlog revaluation from currency changes. Instrumentation and Thermal Fluid Controls segment orders remained strong, increasing 13% during the third quarter of 2008 compared to the same period in 2007, and increasing 1% compared to the second quarter of 2008. Energy segment orders declined 35% in the third quarter of 2008 compared to the same quarter in 2007 and declined 35% compared to the second quarter of 2008. Currency revaluation of the Euro-denominated backlog contributed to 15%, or $14.6 million of the Energy segment’s order decline. The remaining order drop in the Energy segment of $18.7 million is primarily the result of lower bookings for large projects for the Middle East. These lower bookings are the direct result of a short-term selective quoting approach targeted at large projects in the Middle East and implemented to enable the supply chain to alleviate past due deliveries caused by capacity constraints. The level of Middle East inquiries remains high and Energy segment orders in North America remained strong during the third quarter of 2008.

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For the first nine months of 2008, orders totaled $599.2 million with a third quarter 2008 ending backlog of $401.6 million. This compares to 2007 orders for the first nine months of $601.2 million and a third quarter 2007 ending backlog of $395.7 million.

During the third quarter of 2008, the Company consumed $2.1 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) and, for the first nine months of 2008, the Company had free cash flow of $24.1 million. This compares favorably to the first nine months of 2007 during which the Company generated $11.5 million of free cash flow. The improvement from 2007 largely resulted from the sharp increase in profitability partially off-set by an increase in working capital needs.

Revenue for Circor’s Instrumentation and Thermal Fluid Controls Products segment increased 13%, to $96.3 million from $85.1 million in the third quarter of 2007, with approximately 1% of the increase due to favorable currency adjustments. Incoming orders for this segment were $101.6 million for the third quarter 2008, an increase of 13% from $90.0 million in the third quarter 2007. This segment’s operating margin for the third quarter 2008 was 7.9% compared to 7.1% in the third quarter of 2007, and 10.9% in the second quarter of 2008. Removing the impact of asbestos-related charges from all periods, this segment’s operating margin for the third quarter 2008 was 12.3% compared to 9.3% in the third quarter of 2007 and 12.6% in the second quarter of 2008. Compared to the third quarter of 2007, improvement primarily came from higher unit volume, favorable product mix, customer price increases and improved productivity as well as the Motor Technologies, Inc. acquisition. However these increases were partially offset by continuing increases in raw material costs.

Circor’s Energy Products segment revenues increased by $33.5 million, or 42%, to $112.4 million for the quarter ended September 28, 2008 compared to $78.9 million in the quarter ended September 30, 2007. Higher foreign exchange rates, primarily the higher Euro compared to the US dollar, accounted for approximately 7% of the incremental revenue increase. This segment’s operating margin was 23.2% during the third quarter of 2008 compared to 17.4% for the third quarter of 2007 and 20.4% for the second quarter of 2008. Consistent with the second quarter of 2008, margins benefited from favorable mix on large international oil and gas projects and increased unit volume, partially offset by material cost inflation and unfavorable currency impacts from China sourcing as the RMB continued to appreciate versus the US dollar.

Bill Higgins, Circor’s President and Chief Executive Officer, said, “Our third quarter results once again exceeded our expectations, producing another record quarter with operating margins of 13.9% compared to 7.8% for the similar period in 2007 and 13.3% in the second quarter of 2008. Also, free cash flow has greatly exceeded the first nine months of last year. Both segments continued to contribute with Instrumentation and Thermal Fluid Controls’ operating margins, excluding asbestos related expenses, 300 basis points over the third quarter of 2007 and Energy Products 580 basis points higher. We believe we are gaining market share in the Instrumentation and Thermal Fluid Controls segment as evidenced by strong bookings, and, although our large project business supplying the Middle East has been working through supply chain constraints, we are delivering great results. In addition, we continue to have a very strong balance sheet with 5% total debt to capital and $65 million of cash, cash equivalents and short-term investments.”

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Circor provided guidance for its fourth quarter 2008 results, indicating it expects earnings, excluding special charges, to be in the range of $0.82 to $0.94 per diluted share. This fourth quarter guidance reflects a $0.09 reduction as a result of recent foreign currency devaluations against the US dollar since the end of the third quarter.

CIRCOR International will hold a conference call to review its results on Thursday, October 30, 2008, at 1:00 pm ET. Interested parties may access the call by dialing 888-221-3915 from the US and Canada and (913) 312-1498 from international locations. A replay of the call will be available from 4:00 pm ET on Thursday, October 30, 2008, through 4:00 pm ET on Thursday, November 6, 2008. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code 5254517 when prompted. The presentation slides that will be discussed in the conference call are expected to be available today, Wednesday, October 29, 2008, by 6:00 pm ET and may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website at http://www.circor.com/quarterlyearnings.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Nine Months Ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
Net revenues	$208,680	$164,017	$591,860	$491,217
Cost of revenues	141,369	116,465	402,752	349,052

GROSS PROFIT	67,311	47,552	189,108	142,165
Selling, general and administrative expenses	38,297	32,672	112,934	98,136
Special charges	—	2,131	160	3,436

OPERATING INCOME	29,014	12,749	76,014	40,593

Other (income) expense:
Interest income	(447)	(129)	(954)	(259)
Interest expense	265	873	894	3,105
Other (income) expense, net	11	(1,508)	660	(1,390)

Total other expense	(171)	(764)	600	1,456

INCOME BEFORE INCOME TAXES	29,185	13,513	75,414	39,137
Provision for income taxes	9,412	3,148	24,321	11,347

NET INCOME	$19,773	$10,365	$51,093	$27,790

Earnings per common share:
Basic	$1.17	$0.63	$3.04	$1.70
Diluted	$1.16	$0.62	$3.01	$1.67

Weighted average common shares outstanding:
Basic	16,853	16,509	16,789	16,369
Diluted	17,068	16,768	17,000	16,660

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Nine Months Ended
	September 28, 2008	September 30, 2007
OPERATING ACTIVITIES
Net income	$51,093	$27,790
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,852	8,282
Amortization	2,012	1,917
Compensation expense of stock-based plans	3,428	4,769
Tax effect of share based compensation	(2,510)	(3,570)
Loss on sale of assets held for sale	1	210
Gain on disposal of property, plant and equipment	(93)	(50)
Gain on sale of affiliate	—	(1,605)
Equity in undistributed income of affiliates	—	452

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(36,689)	(680)
Inventories	(3,233)	(14,037)
Prepaid expenses and other assets	(1,794)	(8,031)
Accounts payable, accrued expenses and other liabilities	15,091	4,759

Net cash provided by operating activities	36,158	20,206

INVESTING ACTIVITIES
Additions to property, plant and equipment	(10,162)	(6,886)
Proceeds from disposal of property, plant and equipment	202	435
Proceeds from sale of assets held for sale	311	2,259
Proceeds from sale of affiliate	—	1,605
Purchase of ST investments	(155,786)	—
Proceeds from sale of ST investments	134,044	—
Business acquisitions, net of cash acquired	(7,263)	(2,704)

Net cash used in investing activities	(38,654)	(5,291)

FINANCING ACTIVITIES
Proceeds from debt borrowings	86,495	70,359
Payments of debt	(86,358)	(93,415)
Dividends paid	(1,888)	(1,840)
Proceeds from the exercise of stock options	2,342	6,296
Tax effect of share based compensation	2,510	3,570

Net cash provided by (used in) financing activities	3,101	(15,030)

Effect of exchange rate changes on cash and cash equivalents	(90)	1,637

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	515	1,522
Cash and cash equivalents at beginning of year	34,662	28,652

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$35,177	$30,174

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	September 28, 2008	December 31, 2007
ASSETS
Current Assets:
Cash & cash equivalents	$35,177	$34,662
Investments	29,376	8,861
Trade accounts receivable, less allowance for doubtful accounts of $ 1,813 and $2,151, respectively	162,267	125,663
Inventories	176,125	171,661
Prepaid expenses and other current assets	6,388	3,990
Deferred income taxes	9,175	8,220
Insurance receivable	6,353	6,885
Assets held for sale	—	312

Total Current Assets	424,861	360,254

Property, Plant and Equipment, net	84,228	82,465
Other Assets:
Goodwill	178,932	169,110
Intangibles, net	47,789	47,373
Non-current insurance receivable	5,014	5,014
Other assets	1,907	12,253

Total Assets	$742,731	$676,469

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$87,910	$82,038
Accrued expenses and other current liabilities	78,844	72,481
Accrued compensation and benefits	21,900	21,498
Asbestos liability	12,723	9,697
Income taxes payable	10,972	7,900
Notes payable and current portion of long-term debt	338	201

Total Current Liabilities	212,687	193,815

Long-Term Debt, net of current portion	22,186	21,901
Deferred Income Taxes	18,571	19,106
Long-Term Asbestos Liability	7,062	7,062
Other Non-Current Liabilities	11,337	14,201
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,895,250 and 16,650,407 issued and outstanding, respectively	169	167
Additional paid-in capital	246,711	240,000
Retained earnings	193,977	144,644
Accumulated other comprehensive income	30,031	35,573

Total Shareholders’ Equity	470,888	420,384

Total Liabilities and Shareholders’ Equity	$742,731	$676,469

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Nine Months Ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
ORDERS
Instrumentation & Thermal Fluid Controls	$101,593	$90,014	$313,760	$273,842
Energy Products	62,689	95,998	285,426	327,404

Total orders	$164,282	$186,012	$599,186	$601,246

	September 28, 2008	September 30, 2007
BACKLOG
Instrumentation & Thermal Fluid Controls	$169,554	$135,146
Energy Products	232,022	260,555

Total backlog	$401,576	$395,701

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2007					2008
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$81,296	$85,740	$85,094	$91,466	$343,596	$88,450	$98,867	$96,298	$283,615
Energy Products	79,967	80,197	78,923	83,057	322,144	88,125	107,738	112,382	308,245

Total	161,263	165,937	164,017	174,523	665,740	176,575	206,605	208,680	591,860

ADJUSTED OPERATING MARGIN

Instrumentation & TFC (excl. special & asbestos charges)	8.9%	9.6%	9.3%	12.8%	10.2%	12.5%	12.6%	12.3%	12.5%
Energy Products (excl. special charges)	12.7%	16.3%	17.4%	15.3%	15.4%	16.2%	20.4%	23.2%	20.2%
Segment operating income (excl. special & asbestos charges)	10.8%	12.8%	13.2%	14.0%	12.7%	14.4%	16.6%	18.1%	16.5%
Corporate expenses (excl. special & asbestos charges)	-2.3%	-2.3%	-3.0%	-3.1%	-2.7%	-2.6%	-2.4%	-2.4%	-2.5%
Asbestos charges (attributable to Instrumentation & TFC)	-0.6%	-0.6%	-1.1%	-2.1%	-1.1%	-0.6%	-1.0%	-1.8%	-1.2%
Special charges	-0.4%	-0.4%	-1.3%	0.5%	-0.4%	-0.1%	0.0%	0.0%	0.0%
Total operating margin	7.4%	9.5%	7.8%	9.3%	8.5%	11.0%	13.3%	13.9%	12.8%

ADJUSTED OPERATING INCOME

Instrumentation & TFC (excl. special & asbestos charges)	7,271	8,204	7,913	11,681	35,069	11,069	12,451	11,803	35,323
Energy Products (excl. special charges)	10,125	13,063	13,745	12,675	49,608	14,303	21,938	26,023	62,264

Segment operating income (excl. special & asbestos charges)	17,396	21,267	21,658	24,356	84,677	25,372	34,389	37,826	97,587
Corporate expenses (excl. special & asbestos charges)	(3,653)	(3,804)	(4,942)	(5,463)	(17,862)	(4,628)	(4,890)	(5,001)	(14,519)
Asbestos charges (attributable to Instrumentation & TFC)	(1,038)	(1,018)	(1,837)	(3,641)	(7,534)	(1,075)	(2,009)	(3,810)	(6,894)
Special charges	(691)	(615)	(2,130)	922	(2,514)	(160)	—	—	(160)

Total operating income	12,014	15,830	12,749	16,174	56,767	19,509	27,490	29,015	76,014

INTEREST EXPENSE, NET	(1,218)	(884)	(744)	(155)	(3,001)	(145)	23	182	60
OTHER (EXPENSE) INCOME, NET	97	(215)	1,508	(133)	1,257	(401)	(248)	(11)	(660)

PRETAX INCOME	10,893	14,731	13,513	15,886	55,023	18,963	27,265	29,186	75,414
PROVISION FOR INCOME TAXES	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)	(8,840)	(9,413)	(24,321)

EFFECTIVE TAX RATE	32.0%	32.0%	23.3%	36.3%	31.1%	32.0%	32.4%	32.3%	32.2%
NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895	$18,425	$19,773	$51,093

Weighted Average Common Shares Outstanding (Diluted)	16,533	16,679	16,768	16,925	16,730	16,872	17,053	17,068	17,000

EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.60	$0.62	$0.60	$2.27	$0.76	$1.08	$1.16	$3.01

EBIT	$12,111	$15,615	$14,257	$16,041	$58,024	$19,108	$27,242	$29,004	$75,354
Depreciation	2,808	2,812	2,662	2,588	10,870	2,874	2,977	3,001	8,852
Amortization of intangibles	626	632	659	662	2,579	656	676	680	2,012

EBITDA	$15,545	$19,059	$17,578	$19,291	$71,473	$22,638	$30,895	$32,685	$86,218

EBITDA AS A PERCENT OF SALES	9.6%	11.5%	10.7%	11.1%	10.7%	12.8%	15.0%	15.7%	14.6%

CAPITAL EXPENDITURES	$1,776	$2,266	$2,844	$5,097	$11,983	$2,851	$3,433	$3,878	$10,162

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2007					2008
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(5,429)	$5,439	$11,470	$30,989	$42,469	$(5,366)	$31,536	$(2,062)	$24,108

ADD: Capital expenditures	1,776	2,266	2,844	5,097	11,983	2,851	3,433	3,878	10,162
Dividends paid	609	614	617	624	2,464	626	631	631	1,888

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(3,044)	$8,319	$14,931	$36,710	$56,916	$(1,889)	$35,600	$2,447	$36,158

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$39,366	$29,848	$11,815	$(21,421)	$(21,421)	$(21,709)	$(46,796)	$(42,029)	$(42,029)

ADD: Cash & cash equivalents	27,050	25,281	30,174	34,662	34,662	42,690	38,835	35,177	35,177
Investments	87	94	100	8,861	8,861	4,036	31,590	29,376	29,376

TOTAL DEBT	$66,503	$55,223	$42,089	$22,102	$22,102	$25,017	$23,629	$22,524	$22,524

NET DEBT AS % OF NET CAPITALIZATION	10%	7%	3%	-5%	-5%	-5%	-11%	-10%	-10%

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH & CASH EQUIVALENTS, LESS INVESTMENTS]	$408,944	$415,386	$420,951	$398,963	$398,963	$424,670	$419,162	$428,859	$428,859
LESS: Total debt	(66,503)	(55,223)	(42,089)	(22,102)	(22,102)	(25,017)	(23,629)	(22,524)	(22,524)
ADD: Cash & cash equivalents	27,050	25,281	30,174	34,662	34,662	42,690	38,835	35,177	35,177
Investments	87	94	100	8,861	8,861	4,036	31,590	29,376	29,376

TOTAL SHAREHOLDERS’ EQUITY	369,578	385,538	409,136	420,384	420,384	446,379	465,958	470,888	470,888
ADD: Total debt	66,503	55,223	42,089	22,102	22,102	25,017	23,629	22,524	22,524

TOTAL CAPITAL	$436,081	$440,761	$451,225	$442,486	$442,486	$471,396	$489,587	$493,412	$493,412

TOTAL DEBT / TOTAL CAPITAL	15%	13%	9%	5%	5%	5%	5%	5%	5%

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$12,111	$15,615	$14,257	$16,041	$58,024	$19,108	$27,242	$29,004	$75,354

LESS: Interest expense, net	(1,218)	(884)	(744)	(155)	(3,001)	(145)	23	182	60
Provision for income taxes	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)	(8,840)	(9,413)	(24,321)

NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895	$18,425	$19,773	$51,093

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$15,545	$19,059	$17,578	$19,291	$71,473	$22,638	$30,895	$32,685	$86,218

LESS:
Interest expense, net	(1,218)	(884)	(744)	(155)	(3,001)	(145)	23	182	60
Depreciation	(2,808)	(2,812)	(2,662)	(2,588)	(10,870)	(2,874)	(2,977)	(3,001)	(8,852)
Amortization of intangibles	(626)	(632)	(659)	(662)	(2,579)	(656)	(676)	(680)	(2,012)
Provision for income taxes	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)	(8,840)	(9,413)	(24,321)

NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895	$18,425	$19,773	$51,093